U.S. $125,000,000



                                CREDIT AGREEMENT,



                           dated as of June 23, 1997,



                                      among



                            CALPINE FINANCE COMPANY,

                                as the Borrower,



                                       and

                    CERTAIN COMMERCIAL LENDING INSTITUTIONS,

                                 as the Lenders,



                                       and



                             THE BANK OF NOVA SCOTIA


                          as the Agent for the Lenders.

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of June 23, 1997, among CALPINE FINANCE COMPANY, a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), and THE BANK OF NOVA SCOTIA ("Scotiabank"), as agent (the "Agent") for the Lenders,

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of March 27, 1997 (as so originally executed and delivered, the "Purchase Agreement"), between the Borrower and Enron Power
Corp., a Delaware corporation ("Seller"), Seller has agreed to sell, and the Borrower has agreed to purchase, 7,095 shares of Class A Common Stock of Enron/Dominion Cogen Corp., a Delaware corporation ("EDCC"), constituting all of the issued and outstanding shares of Class A Common Stock of EDCC (the "Stock
Purchase"), which constitutes 50% of the total issued and outstanding shares of capital stock of EDCC, the other 50% being held by Dominion Cogen, Inc., a Virginia corporation
("Dominion");

         WHEREAS, EDCC owns 100% of the issued and outstanding stock of Enron Cogeneration One Company, a Delaware corporation
("EC1"), which in turn owns 100% of the issued and outstanding stock of Cogenron Inc., a Delaware corporation ("Cogenron");

         WHEREAS, EDCC owns a 98% limited partnership interest in Clear Lake Cogeneration Limited Partnership, a Texas limited partnership ("Clear Lake") and 100% of Enron Cogeneration Three Company, a Delaware corporation ("EC3") which owns a 2% general partnership interest in Clear Lake;

         WHEREAS, the Borrower has acquired all of the project financed indebtedness of Cogenron incurred pursuant to the Credit Agreement dated as of January 17, 1991 among Cogenron, Cogenron Funding Corp., a Delaware corporation, the lenders named therein (the "Cogenron Lenders") and The Bank of New York, as agent ("BONY") (the "Cogenron Credit Agreement") pursuant to an Assignment Agreement dated June 23, 1997 among the Borrower, BONY and the Cogenron Lenders (the "Cogenron Debt Acquisition");

         WHEREAS, the Borrower has acquired all of the project financed indebtedness of Clear Lake incurred pursuant to the Amended and Restated Credit Agreement dated as of January 18, 1994 among Clear Lake, the lenders named therein (the "Clear Lake Lenders") and Barclays Bank plc, as Agent ("Barclays") (the "Clear Lake Credit Agreement") pursuant to an Assignment Agreement dated June 23, 1997 among the Borrower, Barclays and the Clear Lake Lenders (the "Clear Lake Debt Acquisition") (the Cogenron Debt Acquisition and the Clear Lake Debt Acquisition are referred to herein collectively as the "Debt Acquisitions") (the Stock Purchase and the Debt Acquisitions are referred to collectively as the "Transaction");

         WHEREAS, EDCC owns 100% of the issued and outstanding stock of Enron Cogeneration Five Company, a Delaware corporation
("EC5"), which in turn owns a 7.06% joint venture interest in Cogen Technologies NJ Venture, a New Jersey joint venture ("Cogen
Venture");

         WHEREAS, pursuant to the Reorganization Agreement, Dominion receives all the economic benefits and undertakes all the liabilities with respect to EDCC's indirect interest in Cogen
Venture;

         WHEREAS, in connection with the Transaction, the Borrower desires to obtain Commitments from the Lenders pursuant to which Loans, in a maximum aggregate principal amount not to exceed $125,000,000, will be made to the Borrower on the closing date; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments and make such Loans to the Borrower; and

         WHEREAS, the proceeds of such Loans will be used

                  (a) to finance a portion of the Stock Purchase, in an amount not to exceed $35,450,000 as adjusted pursuant to the Purchase Agreement;

                  (b)  to finance a portion of the Cogenron Debt
         Acquisition, in a principal amount not to exceed $52,999,300 (plus accrued interest);

                  (c) to finance a portion of the Clear Lake Debt Acquisition, in a principal amount not to exceed
         $102,622,665 (plus accrued interest); and

                  (d) to finance a portion of the expenses incurred in connection with the Transaction, in an amount not to exceed $3,500,000;

         NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor
Agent pursuant to Section 9.4.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of

                  (a) the rate of interest most recently announced by Scotiabank at its Domestic Office as its base rate; and

                  (b) the Federal Funds Rate most recently determined by the Agent plus 1/2 of 1%.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Scotiabank in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Agent will give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

         "Asset Sale" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of any equipment which, in the reasonable judgment of the Borrower, has become obsolete, worn out or uneconomic in the ordinary course of business, the proceeds of which are used to purchase replacement equipment within 60 days from the date of sale, assignment, transfer or other disposition.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to Section 5.1.8.

         "Barclays" is defined in the fifth recital.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base
Rate.

         "Basic Documents" means the Loan Documents, the Purchase
Documents, the Debt Assignment Documents, the Project Loan
Documents and the Project Documents.

         "BONY" is defined in the fourth recital.

         "Borrower" is defined in the preamble.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same
Borrowing Request in accordance with Section 2.1.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in San Francisco, California or New York, New
         York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

         "Calpine" means Calpine Corporation, a Delaware corporation.

         "Calpine Equity Contribution" means the cash contribution by Calpine to the equity of the Borrower.

         "Calpine Subordinated Indebtedness" means all Indebtedness of the Borrower to Calpine which is subordinated pursuant to the Subordination Agreement to the Obligations.

         "Capitalized Lease Liabilities" means all rental obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any evidence of the Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government or an agency or instrumentality thereof;

                  (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                           (i) a corporation (excluding Affiliates of any Obligor other than Credit Suisse) organized under the laws of any state of the United States or of the District of Columbia and rated A-l by Standard & Poor's Corporation or P-l by Moody's Investors Service, Inc., or

                           (ii)  any Lender (or its holding company or
                  Affiliate);

                  (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                           (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                           (ii)  any Lender; or

                  (d) money market mutual funds registered with the Securities and Exchange Commission;

                  (e) corporate evidences of indebtedness rated A or better by S&P or A2 or better by Moody's;

                  (f) any repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                           (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c); and

                           (ii) has a market value at the time such
                  repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder.

         "Cash Flow" means, for any period, as applied to the Borrower, the amount of all cash received from all sources, including (i) dividends or other distributions from EDCC, and
(ii) any Project Indebtedness Payments received from Cogenron or Clear Lake under the Project Loan Documents, but excluding payments and other amounts received by the Borrower pursuant to the Project Loan Documents in its capacity as "Bank" of "Lender" thereunder which, under the terms of the Project Loan Documents, are to be applied (i) to payments under the Project Documents prior to the payment of Project Indebtedness Payments or (ii) which are to be deposited into reserve or similar accounts or which are distributable to the respective borrowers under the Project Loan Documents after the payment of Project Indebtedness Payments.

         "CERCLA" means the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

         "Change in Control" means (i)the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of Calpine,
(ii) the failure of Calpine to own, directly or indirectly, free and clear of all Liens or other encumbrances (other than those created pursuant to the Loan Documents), 100% of the issued and outstanding shares of voting stock of the Borrower on a fully diluted basis or (iii) the failure of the Borrower to own 50% of the issued and outstanding shares of voting stock of EDCC on a fully diluted basis.

         "Clear Lake" is defined in the third recital.

         "Clear Lake Credit Agreement" is defined in the fifth recital.

         "Clear Lake Debt Acquisition" is defined in the fifth recital.

         "Clear Lake Lenders" is defined in the fifth recital.

         "Clear Lake Project" means the approximately 377 megawatt gas-fired combined-cycle power plant located in Pasadena, Texas and owned by Clear Lake.

         "Clear Lake Standstill Agreement" means the Override and
Standstill Agreement dated as of June 23, 1997 among Clear Lake,
EC3, EDCC, DEI Texas, Inc., Dominion Cogen, Inc., Dominion
Energy, Inc., Dominion Resources, Inc. and the Borrower.

         "Clear Lake Subordinated Indebtedness" means the subordinated Indebtedness of Clear Lake to EDCC subordinated pursuant to the Subordination Agreement (Clear Lake) to the Indebtedness of Clear Lake under the Clear Lake Credit Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Cogen Venture" is defined in the sixth recital.

         "Cogenron" is defined in the second recital.

         "Cogenron Credit Agreement" is defined in the fourth recital.

         "Cogenron Debt Acquisition" is defined in the fourth recital.

         "Cogenron Lenders" is defined in the fourth recital.

         "Cogenron Project" means the approximately 450 megawatt gas-fired combined-cycle power plant located in Texas City, Texas and owned by Cogenron.

         "Cogenron Standstill Agreement" means the Override and Standstill Agreement date as of June 23, 1997 among Cogenron, Cogenron Funding Corp., EC1, EDCC, DEI Texas, Inc., Dominion Cogen, Inc., Dominion Energy, Inc., Dominion Resources, Inc. and the Borrower.

         "Collateral" means the collective reference to all property, and the proceeds thereof, described in the Collateral Security
Documents.

         "Collateral Security Documents" means the Deposit and
Disbursement Agreement(s), the Pledge Agreement(s) and the
Security Agreements.

         "Commitment" means, relative to any Lender, such Lender's obligation to make Loans pursuant to Section 2.1.

         "Commitment Amount" means $125,000,000.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall be calculated on a net basis (i.e., after taking into effect agreements, undertakings and other arrangements between the Person whose obligations are being guaranteed and the counterparty to such Person's obligations) and shall (subject to any limitation set forth therein) be deemed to be the outstanding net principal amount (or maximum net principal amount, if larger) of the debt, obligation or other liability guaranteed thereby, or, if the principal amount is not stated or determinable, the maximum reasonably anticipated net liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Liability arising out of any indebtedness, obligation or liability other than the items described in clauses (a), (b) and (c) of the definition of "Indebtedness" shall be deemed to be zero unless and until the Borrower's independent auditors have quantified the amount of the exposure thereunder (and thereafter shall be deemed to be the amount so quantified from time to time), and (z) the amount of any Contingent Liability consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until the Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid)..

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit C hereto.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section
4001 of ERISA.

         "Debt Acquisitions" is defined in the fifth recital.

         "Debt Assignment Documents" means the documents pursuant to which the Debt Acquisitions are consummated.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Deposit and Disbursement Agreement" means the Deposit and Disbursement Agreement executed and delivered by the Borrower pursuant to Section 5.1.11, substantially in the form of Exhibit
D hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as Schedule 1, as it may be amended, supplemented or otherwise modified from time to time by the Borrower with the written consent of the Agent and the Required Lenders.

         "Dollar" and the sign "$" mean lawful money of the United
States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other
Person party hereto.

         "Dominion" is defined in the first recital.

         "EC1" is defined in the second recital.

         "EC3" is defined in the third recital.

         "EC5" is defined in the sixth recital.

         "EDCC" is defined in the first recital.

         "EDCC Distribution" means any distribution received by the Borrower from EDCC or any of its Subsidiaries, whether in cash or other property, and whether in respect of dividends, advances or otherwise except any dividends issued pursuant to paragraph 1 of Article FOURTH of the amended certificate of incorporation of EDCC to the extent such dividends are required to and are promptly recontributed to EDCC pursuant to a Recontribution Agreement (as defined in such paragraph 1).

         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

         "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of
(i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock, (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in the issuance or selling Person or
(b) the receipt by the Company or by any of its Subsidiaries after the Effective Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution).

         "Equity Support Agreements" means the equity support and guaranty agreements more specifically described in Schedule 8.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

         "Event of Default" is defined in Section 8.1.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Scotiabank from three federal funds brokers of recognized standing selected by it.

         "Financial Projections" means the pro forma financial projections, dated April 1, 1997, a copy of which is attached hereto as Schedule 7.

         "Fiscal Quarter" means any quarter of a Fiscal Year.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g. the "1996 Fiscal Year") refer to the Fiscal Year ending on the December 31 occurring during such calendar year.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Guaranty Agreement (By Enron)" means the Guaranty Agreement (By Enron) dated as of March 27, 1997 issued by Enron Corp.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

                  (c)  any petroleum product; or

                  (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) except with respect to EC5 and Cogen Venture, which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Income Tax Expense" means, for any period, as applied to the Borrower, the provision for local, state, federal or foreign income taxes on a consolidated basis for such period determined in accordance with GAAP.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

                  (d) all other items other than deferred taxes, deferred revenue and deferred leases which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations;

                  (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

                  (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer, unless the indebtedness of such partnership or joint venture is expressly nonrecourse to such Person.

         "Indemnification Agreement" means the Indemnification Agreement executed and delivered by Calpine pursuant to Section 5.1.22, substantially in the form of Exhibit L hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Indemnification and Allocation Agreement" means the Indemnification and Allocation Agreement dated as of March 27,
1997 by and between the Borrower and the Seller.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Independent Engineer" means the Harris Group, or such other independent engineering firm as shall be engaged by the Agent to examine the Projects, and to advise and render such other reports to the Agent concerning the Projects or in connection with the Transaction or the Basic Documents as the Agent shall deem necessary or advisable.

         "Interest Coverage Ratio" means, for the four most recent Fiscal Quarters (or the period from the Effective Date to the date of determination, if four Fiscal Quarters have not occurred since the Effective Date), the ratio of (x) Cash Flow during such period to (y) Interest Expense incurred during such period.

         "Interest Expense" means, for any period, as applied to the Borrower, the sum of (a) the total interest expense of the

Borrower and its consolidated Subsidiaries for such period as determined in accordance with GAAP (other than interest expense under the Calpine Subordinated Indebtedness that is not paid currently or held under the Deposit and Disbursement Agreement as provided in Section 7.2.6(b)(ii), plus (b) all but the principal component of rentals in respect of Capitalized Lease Liabilities paid, accrued, or scheduled to be paid or accrued by the Borrower or its consolidated Subsidiaries, plus (c) capitalized interest of the Borrower and its consolidated Subsidiaries (other than capitalized interest under the Calpine Subordinated Indebtedness).

         "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.2 or 2.3 and ending on (but excluding) the day which numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the Borrower may select in its relevant notice pursuant to Section 2.2 or 2.3; provided, however, that

                  (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than five different dates;

                  (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration; and

                  (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless, if such Interest Period applies to LIBO Rate Loans, such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day).

         "Investment" means, relative to any Person,

                  (a) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and

                  (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

         "Lender Assignment Agreement" means a Lender Assignment
Agreement substantially in the form of Exhibit I hereto.

         "Lenders" is defined in the preamble.

         "LIBO Rate" is defined in Section 3.2.1.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate
(Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" is defined in Section 3.2.1.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such below its signature hereto or designated in the Lender Assignment Agreement or such other office of a Lender as designated from time to time by notice from such Lender to the Borrower and the Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" is defined in Section 3.2.1.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

         "Loan" is defined in Section 2.1.

         "Loan Document" means this Agreement, the Notes, the Collateral Security Documents, the Subordination Agreement, the Swap Agreements, the Indemnification Agreement and each other agreement, document or instrument delivered in connection therewith.

         "Loan Purchase Agreement" means the Loan Purchase Agreement executed and delivered by Calpine and the Borrower pursuant to
Section 5.1.21, substantially in the form of Exhibit K hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon the Transaction, either Project, or the financial condition, operations or assets (including any power projects) of the Borrower and its Subsidiaries taken as a whole; or (b) a material adverse change in the ability of the Borrower or any other Obligor to perform under any Loan Document.

         "Monthly Payment Date" means the last day of each calendar month or, if any such day is not a Business Day, the next succeeding Business Day.

         "Net Available Proceeds" means (i) in the case of any Asset Sale, the gross cash proceeds available to the Borrower less all transaction costs, and less the amount of all Indebtedness (other than Loans) secured by the Property sold and repaid in connection with such Asset Sale, (ii) in the case of any Equity Issuance, the gross consideration available to the Borrower received by or for account of the issuer less underwriting and brokerage commissions, discounts and fees and other professional fees and expenses relating to such issuance that are payable by the issuer, and all transaction costs, and less all amounts paid by the Borrower or its Subsidiaries to third parties under the Project Documents and all Project Indebtedness Payments made with the proceeds of such Equity Issuance and (iii) in the case of Project Indebtedness Payments or EDCC Distributions, the gross amount (except for netting of payments under Hedging Obligations) received by the Borrower with respect thereto.

         "Note" means a promissory note of the Borrower payable to any Lender, in the form of Exhibit A hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from outstanding Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Obligations" means all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan
Document.

         "Obligor" means the Borrower or any other Person (other than the Agent or any Lender) obligated under any Loan Document.

         "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of capital stock.

         "Participant" is defined in Section 10.11.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.

         "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreement" means the Pledge Agreement executed and delivered pursuant to Section 5.1.10, substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Process Agent" is defined in Section 10.13(b).

         "Project Documents" means (i) the "Project Documents" as defined in the Clear Lake Credit Agreement which have not terminated, including those more specifically described in
Schedule 3 and (ii) "Material Project Contracts" as defined in the Cogenron Credit Agreement which have not terminated, including those more specifically described in Schedule 4.

         "Project Indebtedness Payments" means payments of principal and interest under the Project Loan Documents.

         "Project Loan Documents" means (i) the Clear Lake Credit Agreement and each other "Credit Document" (as defined in the Clear Lake Credit Agreement), including those more specifically described in Schedule 5 and (ii) the Cogenron Credit Agreement and each other "Loan Document" (as defined in the Cogenron Credit Agreement), including those more specifically described in
Schedule 6.

         "Project Swap Agreements" means (i) the Interest Rate and Currency Exchange Agreement dated June 23, 1989 between Barclays Bank PLC and Clear Lake and (ii) the Interest Rate and Currency Exchange Agreement dated January 22, 1991 between The Bank of New York and Cogenron.

         "Projects" means the Clear Lake Project and the Cogenron
Project.

         "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Agreement" is defined in the first recital.

         "Purchase Documents" means the Purchase Agreement, the
Guaranty Agreement (By Enron) and the Indemnification and
Allocation Agreement.

         "Quarterly Payment Date" means the last day of each March, June, September, and December or, if any such day is not a Business Day, the next succeeding Business Day.

         "Release" means a "release", as such term is defined in CERCLA.

         "Reorganization Agreement" means that certain Reorganization Agreement dated as of April 14, 1989 by and among Dominion
Resources, Inc., Dominion, Enron Corporation and EDCC, as amended by that certain Amendment to Reorganization Agreement dated as of June 30, 1991 by and among such parties.

         "Required Lenders" means, at any time, Lenders holding at least 66 2/3% of the then aggregate outstanding principal amount of the Notes then held by the Lenders, or, if no such principal amount is then outstanding, Lenders having at least 66 2/3% of the Commitments.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, et seq., as in effect from time to time.

         "Security Agreements" means the Security Agreement and the Assignment and Security Agreement executed and delivered pursuant to Section 5.1.12, substantially in the form of Exhibit E and Exhibit F hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Seller" is defined in the first recital.

         "Senior Debt" means the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the nature referred to in clauses (a), (b), (c) and (f) of the definition of "Indebtedness," but excluding Calpine Subordinated Indebtedness.

         "Senior Debt to Cash Flow Ratio" means, for any period of four Fiscal Quarters (or if four Fiscal Quarters have not passed from the Effective Date, the period from the Effective Date to the most recent Fiscal Quarter end), the ratio of (x) the consolidated Senior Debt of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter (after giving effect to payments made as of the end of such Fiscal Quarter) to
(y) Cash Flow during such period (and, if four Fiscal Quarters have not passed from the Effective Date, converted to an annualized amount).

         "Shareholder's Agreement" means the Stockholder's Agreement dated as of June 27, 1988, among Enron Corp., Dominion Cogen,
Inc. and Dominion Resources, Inc., as assigned by Enron Corp. to
Calpine.

         "Standstill Agreements" means the Clear Lake Standstill
Agreement and the Cogenron Standstill Agreement.

         "Stated Maturity Date" means June 22, 1998.

         "Stock Purchase" is defined in the first recital.

         "Subordination Agreement" means the Subordination Agreement executed and delivered by Calpine pursuant to Section 5.1.13, substantially in the form of Exhibit H hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Subordination Agreement (Clear Lake)" means the Amended and Restated Subordination Agreement dated as of January 18, 1994, by and among Clear Lake, EDCC and Barclays Bank PLC, as agent, as amended, supplemented, restated or otherwise modified from time to time.

         "Subsidiary" means, with respect to any Person, any corporation of which 50% or more of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

         "Swap Agreements" means (i) the Interest Rate and Currency Exchange Agreement dated concurrently herewith between the Borrower and Scotiabank, relating to the Cogenron Project, and
(ii) the Interest Rate and Currency Exchange Agreement dated concurrently herewith between the Borrower and Scotiabank relating to the Clear Lake Project.

         "Tangible Net Worth" means the consolidated net worth of the Borrower and its Subsidiaries (including the Calpine Subordinated
Indebtedness) after subtracting therefrom the aggregate amount of any intangible assets of the Borrower and its Subsidiaries, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks and brand names.

         "Taxes" is defined in Section 4.6.

         "Transaction" is defined in the fifth recital.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "United States" or "U.S." means the United States of
America, its fifty States and the District of Columbia.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         "Wholly Owned Subsidiary" means a Subsidiary all the capital stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Continuation/Conversion Notice, Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document. Unless the context otherwise requires, references (i) to agreements shall be deemed to mean and include such agreements as amended, supplemented and otherwise modified from time to time in a manner not in violation of the Loan Documents and (ii) to parties to agreements shall be deemed to include the permitted successors and assigns of such parties.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.


                                   ARTICLE II

                   COMMITMENTS, BORROWING PROCEDURES AND NOTES

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Article V), each Lender severally agrees to make Loans pursuant to the Commitments described in this Section 2.1. On or before June 30, 1997, upon the satisfaction or waiver of the conditions precedent set forth in Article V, each Lender will make Loans (relative to such Lender, and of any type, its "Loans") to the Borrower equal to such Lender's Percentage of $125,000,000. The commitment of each Lender described in this Section 2.1 is herein referred to as its "Commitment". No amounts paid or prepaid with respect to any Loans may be reborrowed.

         SECTION 2.2. Borrowing Procedure. By delivering a Borrowing Request to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day not later than June 30, 1997, the Borrower may from time to time irrevocably request, on not less than three Business Days' notice, in the case of LIBO Rate Loans, or one Business Day's notice, in the case of Base Rate Loans, that a Borrowing be made in the amount of $125,000,000.
On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., San Francisco time, on such Business Day each Lender shall deposit with the Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders by such time, the Agent shall make such funds available to the Borrower by wire transfer to the accounts the Borrower shall have specified in its Borrowing Request by 12:00 p.m. on such Business Day. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.3. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Agent on or before 10:00 a.m., San Francisco time, on a Business Day, the Borrower may from time to time irrevocably elect, on not less than three nor more than five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000, of any Loans be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/ Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (i) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The Agent shall promptly transmit the information in each Continuation/Conversion Notice to each Lender.

         SECTION 2.4. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, that each Lender shall use reasonable efforts in making any such election to minimize the costs payable by Borrower hereunder with respect to any Loan or Commitment. In addition, the Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.5. Notes. Each Lender's Loans under its Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the original Commitment Amount. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrower absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrower.


                                   ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrower

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans; provided, however, that

                           (i) any such prepayment shall be made pro rata among Loans of the same type and, if applicable, having the same Interest Period of all Lenders;

                           (ii) no such prepayment of any LIBO Rate Loan may be made on any day other than the last day of the Interest Period for such Loan, unless Borrower also pays all losses and expenses as a result of such prepayment as provided in Section 4.4;

                           (iii)  all such voluntary prepayments shall
                  require at least three but no more than five Business Days' prior written notice to the Agent; and

                           (iv) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $500,000;

                  (b) shall, within two Business Day's after receipt of Net Available Proceeds from (i) Asset Sales, (ii) Equity Issuances, (iii) Project Indebtedness Payments (excluding that portion of the first Project Indebtedness Payments made after the Effective Date under the Clear Lake Credit
         Agreement and the Cogenron Credit Agreement representing interest accrued under each of the Clear Lake Credit
         Agreement and the Cogenron Credit Agreement from the last principal payment date under each of the Clear Lake Credit Agreement and the Cogenron Credit Agreement through the Effective Date, which amounts may be used by the Borrower to repay Calpine Subordinated Indebtedness or to pay a dividend to Calpine), or (iv) EDCC Distributions, deposit any such amounts with the Agent to be held pursuant to the Deposit and Disbursement Agreement and applied first to repayment of interest on the Loans, and then to repayment of the principal amount of the Loans, such repayment to occur (A) in the case of Base Rate Loans, on the third Business Day after receipt of such Net Available Proceeds by the Borrower, and (B) in the case of LIBO Rate Loans, on the next day or days on which amounts are payable with respect thereto without the payment of losses and expenses as described in Section 4.4; and

               (c) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, repay all Loans, unless, pursuant to
           Section 8.3, only a portion of all Loans is so accelerated.

           Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by
Section 4.4.

           SECTION 3.2.  Interest Provisions.  Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

           SECTION 3.2.1.  Rates.  Pursuant to an appropriately
delivered Borrowing Request or Continuation/Conversion Notice, the Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                    (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus a margin of .75%; and

                    (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus a margin of 1.25%.

           The "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

              LIBO Rate           =              LIBO Rate
           (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

           The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Agent from Scotiabank, two Business Days before the first day of such Interest Period.

           "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to Scotiabank's LIBOR Office in the London interbank market as at or about 11:00 a.m. London time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the LIBO Rate Loans and for a period approximately equal to such Interest Period.

           "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

           All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

           SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrower shall have become due and payable, the Borrower shall pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2.75%.

           SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                    (a)  on the Stated Maturity Date therefor;

                    (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

                    (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                    (d) with respect to LIBO Rate Loans, the last day of each applicable Interest Period (and, if such Interest
           Period shall exceed 3 months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period);

                    (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

                    (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or
           Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

           SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrower and the Lenders, be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of all Lenders to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

           SECTION 4.2. Deposits Unavailable. If the Agent shall have determined that

                    (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to Scotiabank in its relevant market; or

                    (b) by reason of circumstances affecting Scotiabank's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans,

then, upon notice from the Agent to the Borrower and the Lenders, the obligations of all Lenders under Section 2.2 and Section 2.3 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

           SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans as a result in any change after the Effective Date in applicable law, regulation, rule, decree or regulatory requirement or in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement. Such Lender shall promptly notify the Agent and the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrower.

           SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                    (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

                    (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                    (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Borrower (with a copy to the Agent), the Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower.

           SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority causes the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender to be increased, and such Lender determines (in its reasonable discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitment or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Borrower, the Borrower shall immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error and if made in good faith, be conclusive and binding on the Borrower. In determining such amount, such Lender may use any method of averaging and attribution that it (in its good faith discretion) shall deem applicable.

           SECTION 4.6. Taxes. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

                    (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                    (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                    (c) pay to the Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Agent or any Lender with respect to any payment received by the Agent or such Lender hereunder, the Agent or such Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted.

           If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

           Upon the request of the Borrower or the Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments under the Notes, execute and deliver to the Borrower and the Agent, on or about the first scheduled payment date in each Fiscal Year, one or more (as the Borrower or the Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

           SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by the Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by the Borrower to the Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., San Francisco time, on the date due, in same day or immediately available funds, to such account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next succeeding Business Day. The Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period" with respect to LIBO Rate Loans) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

           SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participations in Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

                    (a) the amount of such selling Lender's required repayment to the purchasing Lender to

                    (b)  the total amount so recovered from the purchasing
           Lender)

of any interest or other amount paid or payable by the purchasing
Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another

Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

           SECTION 4.9. Actions of Affected Lenders. Each Lender agrees to use reasonable efforts (including reasonable efforts to change the booking office for its Loans) to avoid or minimize any illegality pursuant to Section 4.1 or any amounts which might otherwise be payable pursuant to Sections 4.3 or 4.5; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material. In the event that such reasonable efforts are insufficient to avoid all such illegality or all amounts that might be payable pursuant to Sections 4.3 or 4.5, then the Borrower may request such Lender (the "Affected Lender") to transfer its Commitments hereunder to any other
Lender (which itself is not then an Affected Lender) or financial institution designated by the Borrower; provided, however, that such transfer shall not cause the imposition on such Affected Lender of additional costs or legal or regulatory burdens deemed by such Affected Lender to be material.

           SECTION 4.10. Use of Proceeds. The Borrower shall apply the proceeds of each Borrowing in accordance with the tenth recital; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board
Regulation U.


                                    ARTICLE V

                             CONDITIONS TO BORROWING

           SECTION 5.1. Initial Borrowing. The obligations of the Lenders to fund the initial Borrowing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

           SECTION 5.1.1. Stock Purchase Consummated. The conditions set forth in Section 6.1 of the Purchase Agreement to the obligations of the Borrower to consummate the Stock Purchase shall have been satisfied in full (without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms or provisions thereof by the Borrower, except as approved in writing by the Agent), and the Stock Purchase shall have been consummated in accordance with Article VI of the Purchase Agreement for an aggregate base purchase price
(excluding related fees and expenses and any post-closing adjustments under the Purchase Agreement) not greater than $35,450,000.

           SECTION 5.1.2. Debt Acquisitions Consummated. The Debt Acquisitions shall have been consummated for a purchase price of not greater than $52,999,300 (plus accrued interest) for the Cogenron Debt Acquisition and of not greater than $102,622,665 (plus accrued interest) for the Clear Lake Debt Acquisition, and transaction fees and expenses for the Transaction shall not have exceeded $3,500,000; and all Liens securing payment of any such Indebtedness have been assigned to the Borrower and the Borrower shall have received all Uniform Commercial Code Form UCC-2 assignment statements or other instruments as may be suitable or appropriate in connection therewith.

           SECTION 5.1.3. Consents. Cogenron, Clear Lake and, except as set forth in Item 5.1.3 of the Disclosure Schedule, each other party to any Project Loan Document (other than any lender or agent thereunder) shall have consented to the assignment of such Project Loan Documents to the Borrower and there shall be no prohibition on the Borrower further assigning such Project Loan Documents to the Agent. Except as set forth in Item 5.1.3 of the Disclosure Schedule, there shall be no prohibition of any assignment of any Project Document to the Borrower (or further assignment from the Borrower to the Agent) as collateral for the obligations under the Project Loan Documents.

           SECTION 5.1.4. Government Approvals. All governmental approvals necessary in connection with the Transaction, the financing contemplated by this Agreement, and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transaction or the financing contemplated by this Agreement.

           SECTION 5.1.5.  Project Swap Agreements.  Arrangements
satisfactory to the Agent shall have been made with respect to the Project Swap Agreements.

           SECTION 5.1.6. Calpine Equity Contribution. The Calpine Equity Contribution shall have been consummated and the Borrower shall have received Net Available Proceeds therefrom of at least
$35,425,000.

           SECTION 5.1.7. Calpine Subordinated Indebtedness. The Borrower shall have received at least $32,575,000 of cash proceeds from issuance of the Calpine Subordinated Indebtedness;
provided, however, that such amount shall be increased on a dollar for dollar basis to the extent that the Purchase Price (as defined in the Purchase Agreement) is increased pursuant to
Section 2.3(B) of the Purchase Agreement.

           SECTION 5.1.8. Resolutions, etc. The Agent shall have received from each Obligor a certificate, dated the date of the initial Borrowing, of its Secretary or Assistant Secretary as to

                    (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it; and

                    (b) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it,

upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary of such Obligor canceling or amending such prior certificate.

           SECTION 5.1.9. Delivery of Notes. The Agent shall have received, for the account of each Lender, its Note duly executed and delivered by the Borrower.

           SECTION 5.1.10. Pledge Agreement. The Agent shall have received executed counterparts of the Pledge Agreement, dated as of the date hereof, duly executed by the Borrower, together with the certificates evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank.

           SECTION 5.1.11. Deposit and Disbursement Agreement. The Agent shall have received the Deposit and Disbursement Agreement, dated the date hereof, duly executed by the Borrower.

           SECTION 5.1.12. Security Agreements. The Agent shall have received executed counterparts of the Security Agreements, dated as of the date hereof, duly executed by the Borrower, together with

                    (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Borrowing, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interest of the Agent pursuant to the Security Agreements;

                    (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens and other rights of any Person in any collateral described in the Security Agreements previously granted by any Person; and

                    (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the date of the initial Borrowing, listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreements).

           SECTION 5.1.13. Subordination Agreement. The Agent shall have received the Subordination Agreement, in form and substance satisfactory to the Agent, from Calpine in respect of the Calpine
Subordinated Indebtedness.

           SECTION 5.1.14. Opinions of Counsel. The Agent shall have received opinions, dated the date of the initial Borrowing and addressed to the Agent and all Lenders, from Joseph E. Ronan, Jr., Washburn, Briscoe and McCarthy and Brobeck, Phleger & Harrison, counsel to the Obligors, substantially in the form of Exhibit J hereto.

           SECTION 5.1.15. Purchase Documents. The Agent shall have received a copy of the Purchase Documents and any supplements or amendments thereto, certified by the Borrower as of the Effective
Date as being true, complete and correct and in full force and effect.

           SECTION 5.1.16. Project Documents and Project Loan Documents. The Agent shall have received copies of each Project Document and Project Loan Documents and any supplements or amendments thereto, certified by the Borrower as of the Effective Date as being true, complete and correct and in full force and effect.

           SECTION 5.1.17.  Projections.  The Agent shall have
received the Financial Projections, in form and substance satisfactory to the Agent, from the Borrower.

           SECTION 5.1.18. Insurance Certificates. The Agent shall have received copies of certificates of insurance signed by a broker of nationally recognized standing certifying that all insurance policies required under Section 7.1.4 are in full force and effect and comply in all material respects with the requirements of such section.

           SECTION 5.1.19. Independent Engineer's Report. The Agent shall have received the report of the Independent Engineer with respect to the performance and operation of the Projects, in form and substance satisfactory to the Agent.

           SECTION 5.1.20. Financial Statements. The Agent shall have received and approved the financial statements described in
Section 6.5 hereof. In addition, the Agent shall have received a pro-forma opening consolidated balance sheet of the Borrower as of the Effective Date, giving effect to the Transaction, which balance sheet shall be satisfactory in all respects to the Agent.

           SECTION 5.1.21. Loan Purchase Agreement. The Agent shall have received the Loan Purchase Agreement, dated the date hereof, duly executed by Calpine and the Borrower.

           SECTION 5.1.22.  Indemnification Agreement.  The Agent
shall have received the Indemnification Agreement, dated the date hereof, duly executed by Calpine.

           SECTION 5.1.23. Due Diligence. The Agent shall have satisfactorily completed its legal and financial due diligence review of the assets, properties, facilities, business and operations of EDCC, Cogenron and Clear Lake and the assets, properties and facilities constituting the Projects.

           SECTION 5.1.24. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 10.3 if then invoiced and any amounts then owing pursuant to any fee letters among the parties.

           SECTION 5.2.  All Borrowings.  The obligation of each
Lender to fund any Loan on the occasion of any Borrowing
(including the initial Borrowing) shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

           SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Borrowing (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct

                    (a)  the representations and warranties set forth in
           Article VI (excluding, however, those contained in Section 6.7) shall be true and correct with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

                    (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7

                             (i)  no labor controversy, litigation,
                    arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which has or may reasonably be expected to have a Material Adverse Effect or which purports to materially and adversely affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, or of the Purchase Documents; and

                             (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which has or may reasonably be expected to have a Material Adverse Effect; and

                    (c) no Default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries are in violation of any law or governmental regulation or court order or decree which would reasonably be expected to result in a Material Adverse Effect.

           SECTION 5.2.2. Borrowing Request. The Agent shall have received a Borrowing Request for such Borrowing. Each of the delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

           SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrower or any of its Subsidiaries or any other Obligor shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

           In order to induce the Lenders and the Agent to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants unto the Agent and each Lender as set forth in this Article VI.

           SECTION 6.1. Organization, etc. The Borrower and each of its Subsidiaries is a corporation or partnership validly organized and existing and in good standing under the laws of the State of its formation, is duly qualified to do business and is in good standing as a foreign corporation or partnership in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

           SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and the Borrower's and each such other Obligor's participation in the consummation of the Transaction are within the Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

                    (a) contravene the Borrower's or any such Obligor's Organic Documents;

                    (b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or any such Obligor; or

                    (c) result in, or require the creation or imposition of, any Lien on any of any Obligor's properties, other than Liens permitted under Section 7.2.3(a).

           SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for the Borrower's and each such other Obligor's participation in the consummation of the Transaction, except for the filings required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), and the consents and approvals listed in Schedules 4.1.3 and 4.1.7 attached to the Purchase Agreement, all of which have been duly obtained or made and are in full force and effect. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is subject to regulation as a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

           SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by the Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be subject to or limited by
(i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforceability may be subject to or limited by (i) bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors or (ii) general principles of equity, including the possible unavailability of specific performance or injunctive relief.

           SECTION 6.5. Financial Information. The (i) balance sheet of the Borrower, (ii) consolidated balance sheet of EDCC and each of its Subsidiaries, (iii) balance sheet of Clear Lake, and (iv) balance sheet of Cogenron, each as at December 31, 1996 (except for the balance sheet of Borrower, which shall be prepared on a proforma basis as of the Effective Date), and the related statements of earnings and cash flow (for all such entities except the Borrower), copies of which have been furnished to the Agent and each Lender, have been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. On and as of the Effective Date, the Borrower has no Indebtedness, other than (i) indebtedness incurred hereunder and
(ii) Calpine Subordinated Indebtedness.

           SECTION 6.6. No Material Adverse Change. Since the date of the financial statements described in Section 6.5 through the Effective Date, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries, except as reflected in the Financial Projections.

           SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrower, threatened litigation, action, proceeding, or labor controversy affecting the Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues, which may materially adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower or any Subsidiary or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

           SECTION 6.8. Subsidiaries. The Borrower has no Subsidiaries, except EDCC, EC1, Cogenron, EC3, Clear Lake and EC5. EDCC has no Subsidiaries other than EC1, Cogenron, EC3, Clear Lake and EC5. EC5 has a 7.06% equity investment in Cogen Venture.

           SECTION 6.9. Ownership of Properties. The Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Section 7.2.3.

           SECTION 6.10. Taxes. The Borrower and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

           SECTION 6.11. Pension and Welfare Plans. The Borrower has never maintained a Pension Plan or a Welfare Plan.

           SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure
Schedule:

                    (a) all facilities and property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by the Borrower and its Subsidiaries in material compliance with all Environmental Laws;

                    (b)  there are no pending or threatened

                             (i) claims, complaints, notices or requests for information received by the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law which have not been resolved or settled, or

                             (ii) complaints, notices or inquiries to the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law which have not been resolved or settled;

                    (c) there have been no unremediated Releases of Hazardous Materials at, on or under any property now owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

                    (e) no property now owned or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

                    (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

                    (g) neither Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material except in compliance with applicable Environmental Laws;

                    (h) there are no polychlorinated biphenyls or friable asbestos present at any property now owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

                    (i) no conditions exist at, on or under any property now owned or leased by the Borrower which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which has or may reasonably be expected to have a Material Adverse Effect.

For avoidance of doubt, properties acquired as a result of the Transaction shall be considered "now owned".

           SECTION 6.13. Regulations G, U and X. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

           SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (including copies of the Purchase Documents and the Project Documents, true and complete copies of which were furnished to the Agent and each Lender in connection with their execution and delivery hereof, but excluding any information contained in the Financial Projections), true and complete copies of which were furnished to the Agent and each Lender in connection with its execution and delivery hereof, is, and all other such factual information hereafter furnished by or on behalf of the Borrower to the Agent or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Agent and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

           SECTION 6.15. Financial Projections. The Borrower believes that the Financial Projections represent the Borrower's most likely estimate, as of the date of the Financial Projections, of the projected results of operations of Clear Lake and Cogenron for the periods covered thereby, and, as such, were prepared by the Borrower in good faith, and, to the best of the Borrower's knowledge, are based upon reasonable assumptions and are complete in all material respects. The Borrower is not aware of any facts or existing conditions that would require any material change in the Financial Projections.

           SECTION 6.16. Collateral Security Documents. Upon their execution and delivery, the Collateral Security Documents will be effective to create, in favor of the Agent on behalf of the Lenders, legal, valid and enforceable Liens on and security interests in the Collateral. Prior to or simultaneously with the Closing Date, all necessary and appropriate recordings and filings will have been duly effected in all appropriate public offices so that each of the Collateral Security Documents will constitute a valid and perfected first Lien on and first perfected security interest in all right, title, estate and interest of the Borrower in and to such portion of the Collateral described in such Collateral Security Document. The recordings and filings shown on Schedule 2 are all the recordings, filings and other action necessary or appropriate in order to establish, protect and perfect such first Lien on and security interest in the Borrower's right, title and interest in the Collateral. The descriptions of the Collateral set forth in the Collateral
Security Documents are true, complete, and accurate in all respects and are adequate for the purpose of establishing, preserving, perfecting and protecting such first Lien on and security interest in Borrower's right, title and interest in the Collateral.

           SECTION 6.17. Principal Place of Business, etc. The principal place of business and chief executive office of the Borrower and the office where the Borrower keeps its records concerning the Projects, the Collateral and all Basic Documents, is located at 50 West San Fernando Avenue, San Jose, California 95113.

           SECTION 6.18. Representations and Warranties Incorporated from Purchase Agreement. Each of the representations and warranties given by each of Seller and the Borrower in the Purchase Agreement is true and correct in all material respects as of the Effective Date, and such representations and warranties are hereby incorporated herein by this reference with the same effect as though set forth in their entirety herein, subject to the qualifications thereto set forth in the Purchase Agreement.


                                   ARTICLE VII

                                    COVENANTS

           SECTION 7.1. Affirmative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.1.

           SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrower will furnish, or will cause to be furnished, to each Lender and the Agent copies of the following financial statements, reports, notices and information:

                    (a) as soon as available and in any event within 60 days after the end of each of the first three Fiscal
           Quarters of each Fiscal Year of the Borrower, a balance sheet of the Borrower and consolidated and consolidating balance sheets of EDCC and its Subsidiaries (as to EC1, EC3 and EC5, only to the extent otherwise available) as of the end of such Fiscal Quarter and a statement of earnings and cash flow of the Borrower and consolidated and consolidating statements of earnings and cash flow of EDCC and its Subsidiaries (as to EC1, EC3 and EC5, only to the extent otherwise available) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal
           Year and ending with the end of such Fiscal Quarter, certified by the chief financial Authorized Officer of the Borrower or EDCC, as applicable;

                    (b) as soon as available and in any event within 120 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such Fiscal Year for the Borrower and for EDCC and its Subsidiaries (as to EC1, EC3 and EC5, only to the extent otherwise available), including therein a balance sheet of the Borrower and consolidated and consolidating balance sheets of EDCC and its Subsidiaries (as to EC1, EC3 and EC5, only to the extent otherwise available) as of the end of such Fiscal
           Year and a statement of earnings and cash flow of the Borrower and consolidated and consolidating statements of earnings and cash flow of EDCC and its Subsidiaries (as to EC1, EC3 and EC5, only to the extent otherwise available) for such Fiscal Year, in each case certified (without any Impermissible Qualification, except as approved by the Agent in writing) in a manner acceptable to the Agent and the Required Lenders by Arthur Andersen & Company or other independent public accountants acceptable to the Agent and the Required Lenders;

                    (c) as soon as available and in any event within 45 days after the end of each Fiscal Quarter, a certificate, executed by the chief financial Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agent) compliance with the financial covenants set forth in Section 7.2.4.;

                    (d) as soon as possible and in any event within three days after the Borrower obtains knowledge of each Default, a statement of an Authorized Officer of the Borrower setting forth details of such Default and the action which the Borrower has taken and proposes to take with respect thereto;

                    (e) as soon as possible and in any event within three days after (x) the Borrower obtains knowledge of any adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in
           Section 6.7, notice thereof and copies of all documentation relating thereto;

                    (f) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

                    (g)  immediately upon becoming aware of the
           institution of any steps by the Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

                    (h) information and notices which the Borrower receives in its capacity as agent or lender under the Project Loan Documents; and

                    (i) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request and which the Borrower is legally or contractually permitted to provide to such Lender.

           SECTION 7.1.2. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation):

                    (a) the maintenance and preservation of its corporate existence and qualification as a foreign corporation; and

                    (b) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

           SECTION 7.1.3. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties in good repair, working order and condition, and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable.

           SECTION 7.1.4. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon request of the Agent, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower and its Subsidiaries in accordance with this Section.

           SECTION 7.1.5. Books and Records. The Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect all of its business affairs and transactions and permit the Agent and each Lender or any of their respective representatives, at reasonable times and intervals, to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and the Borrower hereby authorizes such independent public accountant to discuss the Borrower's financial matters with each Lender or its representatives whether or not any representative of the Borrower is present) and to examine (and, at the expense of the Borrower, photocopy extracts from) any of its books or other corporate records. The Borrower shall pay any fees of one such independent public accountant incurred in connection with the Agent's or any Lender's exercise of its rights pursuant to this Section;
provided, however, after the occurrence and during the continuance of any Default, the Borrower shall pay for all fees of such independent accountants incurred with each exercise by the Agent of its rights pursuant to this Section.

           SECTION 7.1.6. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                    (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

                    (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws, and shall promptly cure and have dismissed with prejudice to the satisfaction of the Agent any actions and proceedings relating to compliance with Environmental Laws; and

                    (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.1.6.

           SECTION 7.1.7. Resist Regulatory Change. If the Borrower becomes aware that any federal, state, or local entity having jurisdiction over the Projects or its operations has issued any order, judgment, regulation, or decision the effect of which is to rescind, terminate, repeal, invalidate, suspend, enjoin, amend, or modify any of the Project Documents or any Governmental Approval or any part of either thereof, and there shall exist a reasonable possibility that such regulatory change will have a Material Adverse Effect, the Borrowers shall give the Agent notice thereof and shall, or shall cause its Subsidiaries to, diligently and in a timely fashion (i) make all filings,
(ii) pursue all remedies and appeals, and (iii) take such other lawful action, in each case as shall be necessary or desirable
(a) to prevent such regulatory change from becoming final and nonappealable or otherwise irrevocable, (b) to postpone the effectiveness of such regulatory change, and (c) to cause such regulatory change to be revoked or amended or modified so as to eliminate the reasonable possibility of such material adverse effect.

           SECTION 7.1.8. Take-Out Financing; Assignments. The Borrower shall use all reasonable efforts to arrange for and obtain debt or equity financing sufficient to repay all loans by not later than the Stated Maturity Date, and upon obtaining such financing, shall repay the Loans. The Borrower shall use all reasonable efforts to obtain (i) assignments of all Project Documents listed on Item 5.1.3 of the Disclosure Schedule as collateral for the obligations under the Project Loan Documents,
(ii) consents to such assignment from the parties to such Project Documents (other than Clear Lake and Cogenron) in a customary form for project financing transactions and (iii) amendments to or separate agreements relating to any Project Documents or Project Loan Documents requiring Calpine to maintain ownership of the Borrower which modify such ownership requirement in a manner which will enable the Agent and the Lenders to foreclose their security interest in the stock of the Borrower under the Pledge Agreement.

           SECTION 7.2. Negative Covenants. The Borrower agrees with the Agent and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Borrower will perform the obligations set forth in this
Section 7.2.

           SECTION 7.2.1. Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business activity other than acting as equity investor in EDCC and project lender to Cogenron and Clear Lake, investing (directly or indirectly) in Cogenron or Clear Lake and owning the Projects, and such activities as may be incidental thereto.

           SECTION 7.2.2. Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

                    (a) Indebtedness in respect of the Loans and other Obligations;

                    (b) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent
           Liabilities);

                    (c) Calpine Subordinated Indebtedness in a principal amount not to exceed $40,000,000 plus any amounts which the

           Borrower provides to EDCC under the Equity Support
           Agreements;

                    (d) Indebtedness of Cogenron to the Borrower in a principal amount not to exceed $52,999,300;

                    (e) Indebtedness of Clear Lake to the Borrower in a principal amount not to exceed $102,622,665;

                    (f) Clear Lake Subordinated Indebtedness in a principal amount not to exceed $30,000,000; and

                    (g) Indebtedness of the Borrower to a Subsidiary (other than EC5) of the Borrower, of a Subsidiary (other than EC5) of the Borrower to the Borrower, or of a Subsidiary (other than EC5) of the Borrower to another
           Subsidiary (other than EC5) of the Borrower, in each case subordinated to the Obligations on terms and condition reasonably satisfactory to the Agent.

           SECTION 7.2.3. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

               (a) Liens securing payment of the Obligations, granted pursuant to any Loan Document;

                    (b) Liens securing payment of Indebtedness of the type permitted and described in clauses (d) and (e) of
           Section 7.2.2;

                    (c)  Liens for taxes, assessments or other
           governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                    (d) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                    (e) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                    (f) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

                    (g) Zoning restrictions, easements, rights of way, title irregularities and other similar encumbrances which alone or in the aggregate do not materially detract from the value of the property subject thereto;

                    (h) Banker's Liens and similar Liens (including set-off rights) in respect of bank deposits; and

                    (i) Landlord's Liens and similar Liens with respect to rental payments for real property which are not delinquent and with respect to which foreclosure, distraint, sale or other similar proceedings shall not have been commenced.

           SECTION 7.2.4. Financial Condition. The Borrower will not permit:

                    (a)      Its Tangible Net Worth to be less than
           (i) $65,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Subsidiaries (without giving effect to any losses) for each Fiscal Quarter ending after March 31, 1997 plus (iii) 100% of the Net Available Proceeds from any Equity Issuance by the Borrower after March 31, 1997.

                    (b) Its Senior Debt to Cash Flow Ratio to be greater than 4.5 to 1.00 as of the end of any Fiscal Quarter beginning with the Fiscal Quarter ending on September 30, 1996.

                    (c) Its Interest Coverage Ratio as of the end of any Fiscal Quarter beginning with the Fiscal Quarter ending on September 30, 1996 to be less than 2.00 to 1.00.

           SECTION 7.2.5. Investments. The Borrower will not, and will not permit any of its Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

                    (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

                    (b)  Cash Equivalent Investments;

                    (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                    (d) Investments by the Borrower or any of its Subsidiaries (other than EC5) in any of the Borrower's
           Subsidiaries (other than EC5).

           SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

                    (a) except as provided in Section 3.1(b), the Borrower will not declare, pay or make any dividend or distribution
           (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock
           (now or hereafter outstanding) of the Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of the Borrower;

                    (b) the Borrower will not, and will not permit any of its Subsidiaries to

                             (i) make any payment or prepayment of principal of the Calpine Subordinated Indebtedness (except as provided in Section 3.1(b)) or the Clear Lake Subordinated Indebtedness, or which would violate the subordination provisions of the Calpine Subordinated Indebtedness or the Clear Lake Subordinated
                    Indebtedness; or

                             (ii) make any payment of interest on the Calpine Subordinated Indebtedness (except as provided in Section 3.1(b)) or the Clear Lake Subordinated Indebtedness; provided, however, that the Borrower may, so long as no Default or Event of Default exists, make such payments on the stated, scheduled date for such payment set forth in the Subordination Agreement by depositing an amount equal to the amount of such interest into an account pledged to the Agent pursuant to the Deposit and Disbursement Agreement (it being understood that no such funds shall be released to Calpine until all Obligations have been fully and finally discharged); or

                             (iii) redeem, purchase or defease, any Calpine Subordinated Indebtedness or Clear Lake Subordinated Indebtedness; and

                    (c) the Borrower will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes.

           SECTION 7.2.7. Rental Obligations. Except for the leases described in Item 7.2.7 of the Disclosure Schedule, the Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except arrangements which, together with all other such arrangements which shall then be in effect, will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in excess of (excluding escalations resulting from a rise in the consumer price or similar index) $500,000 for any Fiscal Year.

           SECTION 7.2.8. Take or Pay Contracts. Except for any existing arrangements under the Project Documents, the Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by the Borrower or such Subsidiary regardless of whether such materials, supplies, other property or services are delivered or furnished to it.

           SECTION 7.2.9. Consolidation, Merger, etc. The Borrower will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof). The Borrower will not, and will not permit any of its Subsidiaries to, create any Subsidiary, except with the prior written consent of the Agent.

           SECTION 7.2.10. Asset Dispositions, etc. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and capital stock of Subsidiaries) to any Person, except for (i) those matters described in Item 7.2.10 of the Disclosure Schedule and (ii) sales in the ordinary course of business and sales of assets or equipment which is obsolete, worn out or no longer useful in the operation of the Projects, unless the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrower or any of its Subsidiaries pursuant to this clause since the Effective Date, does not exceed $100,000.

           SECTION 7.2.11. Modification of Certain Agreements. Except as set forth in Item 7.2.11 to the Disclosure Schedule, the Borrower will not, and will not permit any of its Subsidiaries to, consent (to the extent it has any right to give or withhold consent) to any release of collateral (including any reserve accounts) securing indebtedness under the Project Loan Documents, consent to any amendment, supplement, replacement, waiver or other modification, or any cancellation or termination (other than upon full performance of the obligations of the parties thereto), of any of the terms or provisions contained in, or applicable to, (i) the Purchase Documents; (ii) the Debt Assignment Documents; (iii) the Project Loan Documents; (iv) the Project Swap Agreements; (v) the Project Documents; (vi) the Subordination Agreement (Clear Lake); (vii) the Shareholders Agreement; (viii) the Equity Support Agreements; or (ix) the Standstill Agreements, without the prior written consent of the Agent. Notwithstanding the foregoing, (w) the Borrower and its Subsidiaries may release Seller and its Affiliates from their obligations under the Project Documents and the Project Loan Documents provided that Calpine (with respect to obligations of Enron Corp.) and the Borrower (with respect to obligations of the Seller) are substituted therefor, (x) the Borrower may waive immaterial defaults under the Project Documents and the Project Loan Documents, (y) Clear Lake and Cogenron may amend (or terminate and replace) the Project Documents so long as such amended (or replacement) Project Documents (I) during the presently existing term of such Project Documents have terms and conditions no less favorable to Clear Lake, Cogenron, the Borrower, the Agent and the Lenders than those in effect on the Effective Date (after giving effect to any amendments or terminations to be effective as of such date as described in Item
7.2.11 of the Disclosure Schedule) and (II) thereafter have terms and conditions which are reasonably likely to produce net cash flow of Cogenron or Clear Lake, as applicable, which is at least equal to ninety percent (90%) of that shown in the Financial Projections, and (z) the Borrower, Clear Lake, Cogenron and the other parties to the Project Loan Documents may amend (or terminate and replace) the Project Loan Documents so long as such amended (or replacement) documents do not (I) extend the date fixed for the payment of principal of or interest on any loan or fee thereunder, (II) reduce the amount of any such payment of principal, (III) reduce the rate at which interest is payable thereon or any fee is payable thereunder, (IV) alter the obligations to prepay loans thereunder, (V) release any collateral, guarantees or support agreements or (VI) adversely affect the perfection or priority of any security interest in any collateral or the rights of the Borrower as "Lender" or "Agent" under the Clear Lake Credit Agreement or as "Bank" or "Agent" under the Cogenron Credit Agreement to foreclose on any collateral. Except as provided in Section 7.1.8, the Borrower and its Subsidiaries will not enter into any additional material Project Loan Document or (except as described above)Project Document without the prior written consent of the Agent and the Lenders.

           To measure the effect of any amended or replacement Project Documents, the Borrower shall, within a reasonable time prior to entering into any such amended or replacement Project Document, prepare and deliver to the Agent pro forma financial projections showing the effect on an aggregate basis of such amended or replacement Project Document, together with the then existing
Project Documents and any amended or replacement Project
Documents which have been entered into or are to be entered into prior to the amendment or replacement then under consideration.

           The Borrower will not, and will not permit any of its Subsidiaries to, take any action in violation of this Section
7.2.11 notwithstanding its ability to otherwise do so under the Standstill Agreements.

           SECTION 7.2.12. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to the Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Borrower or such Subsidiary with a Person which is not one of its Affiliates. Without limiting the generality of the foregoing or of Section 7.2.11, the Agent and the Lenders hereby consent to (i) the performance of operation and maintenance activities by Affiliates of the Borrower on substantially the same terms and conditions as contained in the Operations and Maintenance Agreements, each dated as of August 1, 1995, for the Projects, including any modifications thereto or replacement agreements described in Item 7.2.11 of the Disclosure Schedule, (ii) to the performance of administrative services by Dominion or its Affiliates for EDCC, Clear Lake, Cogenron and EC5 on substantially the same terms and conditions as contained in the Administrative Services Agreement dated as of August 1, 1995 by and among Enron Capital & Trade Resources Corp., EDCC, Clear

Lake, Cogenron and EC5, including any modifications or replacement agreements thereto described in Item 7.2.11 of the Disclosure Schedule and (iii) to the purchase and sale of gas by EDCC, Cogenron and Clear Lake under gas sales agreements between EDCC and DEI Texas, Inc., between Clear Lake and EDCC, and between Cogenron and DEI Texas.

           SECTION 7.2.13. Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document and, with respect to subparagraphs (a) and (b) below, any agreement governing any Indebtedness permitted either by clause (d) and (e) of Section
7.2.2 as in effect on the Effective Date), prohibiting

                    (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

                    (b) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower; or

                    (c) the ability of the Borrower or any other Obligor to amend or otherwise modify this Agreement or any other
           Loan Document.

           SECTION 7.2.14. Change of Name or Office or Fiscal Year. The Borrower shall not change its name, or the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Projects and all Basic Documents from that existing on the date of this Agreement and specified in Section 6.19, unless (a) such Borrower shall have given the Agent at least thirty (30) days' prior written notice, and (b) all action necessary or advisable in the Agent's opinion to protect and perfect the Liens and security interests with respect to the Collateral created by the Collateral Security Documents shall have been taken. The Borrower shall not change its Fiscal Year from the calendar year.

           SECTION 7.2.15.  Pension and Welfare Plans. Neither
Borrower nor any Subsidiary shall create any Pension Plan or Welfare Plan or become liable for any obligations of any Pension
Plan or Welfare Plan.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

           SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

           SECTION 8.1.1. Non-Payment of Obligations. The Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or the Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any other Obligation.

           SECTION 8.1.2. Breach of Warranty. Any representation or warranty of the Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of the Borrower or any other Obligor to the Agent or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

           SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrower shall default in the due performance and observance of any of its obligations under Section 7.2
(except for Section 7.2.4(a)) and such default shall continue unremedied for a period of 10 days after the earlier of (i) knowledge thereof by the Borrower and (ii) notice thereof has been given to the Borrowers by the Agent or any Lender.

           SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent or any Lender (or such longer period as the Required Lenders in their reasonable discretion, may agree, provided that such Obligor has commenced such cure within such 30 day period and thereafter diligently pursues such cure to completion).

           SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $200,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

           SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $500,000 which is not subject to indemnification from Seller, Dominion or their respective
Affiliates (provided that any such Person has acknowledged its indemnification liability and has the financial capability to pay its indemnification liability) or which is not fully covered by insurance (subject to customary deductible amounts) shall be rendered against the Borrower or any of its Subsidiaries and either

                    (a) enforcement proceedings shall have been commenced by any creditor upon such judgment or order; or

                    (b) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

           SECTION 8.1.7. Control of the Borrower. Any Change in Control shall occur.

           SECTION 8.1.8. Bankruptcy, Insolvency, etc. The Borrower or any of its Subsidiaries (other than EC5) or any other Obligor shall

                    (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

                    (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

                    (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any of its Subsidiaries or any other
           Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                    (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower or any of its Subsidiaries or any other Obligor, and, if any such case or proceeding is not commenced by the Borrower or such Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Borrower or such Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Borrower, each Subsidiary and each other Obligor hereby expressly authorizes the Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                    (e) take any action authorizing, or in furtherance of, any of the foregoing.

           SECTION 8.1.9. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien without the fault or omission of the Agent or any Lender, subject only to those exceptions expressly permitted by such Loan Document.

           SECTION 8.1.10. Public Utility Regulation. The Borrower or any of its Subsidiaries or the Agent or any Lender shall, as a result of any transaction contemplated hereby, become subject to: regulation as a public utility, electric utility company or holding company under the Public Utility Holding Company Act of 1935, as amended; regulation as a public utility under the Federal Power Act, as amended, except for such regulation by the Federal Energy Regulatory commission as may occur under sections of such Act specified in 18 C.F.R. Sec. 292.601(c); or financial, organizational or rate regulation as an electric utility, electric company, public service company, public utility, or any other similar entity under any state law or regulation.

           SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.8 shall occur with respect to the Borrower or any Subsidiary (other than EC5) or any other Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

           SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.8 with respect to the Borrower or any Subsidiary or any other Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Agent, upon the direction of the Required Lenders, shall by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate.

           SECTION 8.4. Restrictions on Off-Sets. The Borrower will not, and will not permit any of its Subsidiaries to, take any action or fail to take any action or allow to occur any reduction in the amounts owing under the Clear Lake Credit Agreement or the Cogenron Credit Agreement pursuant to the off-set provisions under the Standstill Agreements at any time after the occurrence of an Event of Default.


                                   ARTICLE IX

                                    THE AGENT

           SECTION 9.1. Actions. Each Lender hereby appoints Scotiabank as its Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agent to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agent, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, the Agent in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which the Agent is not reimbursed by the Borrower; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or wilful misconduct. The Agent shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of the Agent shall be or become, in the Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

           SECTION 9.2. Funding Reliance, etc. Unless the Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., San Francisco time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Agent may assume that such Lender has made such amount available to the Agent and, in reliance upon such assumption, make available to the Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Agent, such Lender and the Borrower severally agree to repay the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Agent made such amount available to the Borrower to the date such amount is repaid to the Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

           SECTION 9.3. Exculpation. Neither the Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by the Agent shall not obligate it to make any further inquiry or to take any action. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agent believes to be genuine and to have been presented by a proper Person.

           SECTION 9.4. Successor. The Agent may resign as such at any time upon at least 30 days' prior notice to the Borrower and all Lenders. If the Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become the Agent hereunder. If no successor
Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as the Agent, the provisions of

                    (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement; and

                    (b) Section 10.3 (with respect to expenses incurred prior to resignation) and Section 10.4 shall continue to inure to its benefit.

           SECTION 9.5. Loans by Scotiabank. Scotiabank shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not the Agent. Scotiabank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if Scotiabank were not the Agent hereunder.

           SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agent and each other Lender, and based on such Lender's review of the financial information of the Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitment. Each Lender also acknowledges that it will, independently of the Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

           SECTION 9.7. Copies, etc. The Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Agent by the Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Agent from the Borrower for distribution to the Lenders by the Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

           SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrower and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

                    (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

                    (b) modify this Section 10.1, change the definition of "Required Lenders", increase the Commitment Amount or the Percentage of any Lender, reduce any fees described in
           Article III, release any Collateral, except as otherwise specifically provided in Section 7.2.10, shall be made without the consent of each Lender and each holder of a Note;

                    (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of each Lender; or

                    (d) affect adversely the interests, rights or obligations of the Agent qua the Agent shall be made without consent of the Agent.

No failure or delay on the part of the Agent, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Agent, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

           SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

           SECTION 10.3. Payment of Costs and Expenses. The Borrower agrees to pay on demand all reasonable expenses of the Agent
(including the fees and out-of-pocket expenses of counsel to the Agent and of local counsel, if any, who may be retained by counsel to the Agent) in connection with

                    (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

               (b) the filing, recording, refiling or rerecording of the Pledge Agreement and the Security Agreements and/or any

           Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Pledge Agreement or the Security Agreements; and

                    (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrower further agrees to pay, and to save the Agent and the Lenders harmless from all liability for, any stamp or other taxes (other than income taxes) which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, or the issuance of the Notes or any other Loan Documents. The Borrower also agrees to reimburse the Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by the Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

           SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrower hereby indemnifies, exonerates and holds the Agent and each Lender and each of their respective officers, directors, employees and agents
(collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                    (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                    (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Borrowing but not including any breach of this Agreement or any other Loan Documents by Agent or any of the Lenders);

               (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not the Agent or such Lender is party thereto;

                    (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by the Borrower or any of its Subsidiaries of any Hazardous Material; or

                    (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any Subsidiary thereof of any Hazardous
           Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

           SECTION 10.5. Survival. The obligations of the Borrower under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Section 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

           SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 10.7.  Headings.  The various headings of this
Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

           SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by the Borrower and the Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of the Borrower and each Lender (or notice thereof satisfactory to the Agent) shall have been received by the Agent and notice thereof shall have been given by the Agent to the Borrower and each Lender.

           SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

           SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns;
provided, however, that:

                    (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and all Lenders; and

                    (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

           SECTION 10.11.  Sale and Transfer of Loans and Note;
Participations in Loans and Note. Each Lender may assign, or sell participations in, its Loans and Commitment to one or more other Persons in accordance with this Section 10.11.

           SECTION 10.11.1.  Assignments.  Any Lender,

                    (a) with the written consents of the Borrower and the Agent (which consents shall not be unreasonably delayed or withheld and which consent, in the case of the Borrower, shall be deemed to have been given in the absence of a written notice delivered by the Borrower to the Agent, on or before the tenth Business Day after receipt by the

           Borrower of such Lender's request for consent, stating, in reasonable detail, the reasons why the Borrower proposes to withhold such consent) may at any time assign and delegate to one or more commercial banks or other financial institutions; and

                    (b) with notice to the Borrower and the Agent, but without the consent of the Borrower or the Agent, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans and Commitment (which assignment and delegation shall be of a constant, and not a varying, percentage of all the assigning Lender's Loans and Commitment) in a minimum aggregate amount of $10,000,000; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of
Section 4.6 and further, provided, however, that, the Borrower, each other Obligor and the Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                    (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Borrower and the Agent by such Lender and such Assignee Lender;

                    (d) such Assignee Lender shall have executed and delivered to the Borrower and the Agent a Lender Assignment Agreement, accepted by the Agent; and

                    (e) the processing fees described below shall have been paid.

From and after the date that the Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents with respect to obligations arising after the date of assignment. Within five Business Days after its receipt of notice that the Agent has received an executed Lender Assignment Agreement, the Borrower shall execute and deliver to the Agent (for delivery to the relevant Assignee Lender) a new Note evidencing such Assignee Lender's assigned Loans and Commitment and, if the assignor Lender has retained Loans and its Commitment hereunder, a replacement Note in the principal amount of the Loans and Commitment retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, that Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on that part of the predecessor Note evidenced by the new Note, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Note evidenced by the replacement Note shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Note and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Agent upon delivery of any Lender Assignment Agreement in the amount of $3,000. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void.

           SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitment, or other interests of such Lender hereunder;
provided, however, that

                    (a)  no participation contemplated in this
           Section 10.11 shall relieve such Lender from its Commitment or its other obligations hereunder or under any other Loan Document;

                    (b) such Lender shall remain solely responsible for the performance of its Commitment and such other obligations;

                    (c) the Borrower and each other Obligor and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                    (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan
           Document, except that such Lender may agree with any Participant that such Lender will not, without such

           Participant's consent, take any actions of the type described in clause (b) or (c) of Section 10.1; and

                    (e) the Borrower shall not be required to pay any amount under Section 4.6 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4,
shall be considered a Lender.

           SECTION 10.12. Other Transactions. Nothing contained herein shall preclude the Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Affiliates in which the Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

           SECTION 10.13. Forum Selection and Consent to Jurisdiction and Agent for Service of Process.

           (a) ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT,
OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE
COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT
COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER,
THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY may BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF
ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY may BE
FOUND.  THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO
THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF
THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW
YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE
AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED
THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL
SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK OR IN ANY MANNER PROVIDED BY LAW. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION
WHICH IT may HAVE OR HEREAFTER may HAVE TO THE LAYING OF VENUE OF
ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE
AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR
HEREAFTER may ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT
OF FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER

HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS
OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                    (b) Nothing contained in this section shall preclude the Agent or the Lenders from bringing any legal suit, action or proceeding against the Borrower in the courts of any jurisdiction where the Borrower may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, the Borrower hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it.

           SECTION 10.14. Waiver of Jury Trial. THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY may HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

           SECTION 10.15. Confidentiality. The Lenders shall hold all non-public information (which has been identified as such by the Borrower) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, their Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

                    (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

                    (b)  prior to any such disclosure pursuant to this
           Section 10.15, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                             (i)  to be bound by this Section 10.15;

                             (ii) to require such Person to require any other Person to whom such Person discloses such non-public information to be similarly bound by this
                    Section 10.15; and

                    (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

           SECTION 10.16. Limitations on Recourse. The Agent and the Lenders agree that (except as hereinafter set forth) their rights in respect of the Loans, and any claim or liability under any Loan Document asserted against the Borrower by the Agent or any Lender shall be limited to satisfaction out of, and enforcement against the Collateral, and that after the Agent and the Lenders have exhausted the Collateral, the Borrower shall have no liability to the Agent or any Lender for the payment of any sums now or hereafter owing by the Borrower under any Loan Document.

           It is expressly understood and agreed that nothing contained in this Section 10.16 shall in any manner or any way constitute (or be deemed to be) a release of any Obligation secured by, or impair the enforceability of, the Liens and security interests and possessory rights created by or arising from this Agreement and the Collateral Security Documents or restrict the remedies available to the Agent and the Lenders to realize upon the Collateral. In addition, this Section 10.16 shall not affect or diminish any legal rights of (i) any Person against any other Person arising from fraud, waste, misappropriation or misapplication of any funds or (ii) of the Agent and the Lenders against any Obligor (other than the Borrower) for breach of any Loan Document.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                    CALPINE FINANCE COMPANY


                                    By
                                            Title:

                                    Address:  50 West San Fernando Street
                                              San Jose, California 95113

                                    Facsimile No.:  408-995-0505

                                    Attention:  Asset Manager



                                    THE BANK OF NOVA SCOTIA, as Agent


                                    By
                                      Title:

                                    Address:  580 California Street
                                                     Suite 2100
                                              San Francisco, California  94104

                                    Attention:  Eric Knight

                                    with a copy to:

                                              The Bank of Nova Scotia
                                              600 Peachtree Street N.E.
                                              Suite 2700
                                              Atlanta, GA  30308
                                              Attention:  Norman Campbell
                                                          Administrative Agent -
                                                          Loan Administration


                                             Facsimile No.:  (404) 888-8998

                               PERCENTAGE LENDERS

                             THE BANK OF NOVA SCOTIA
                                      ___%


                                            By
                                                      Title:

                                            Address: 580 California Street
                                                     Suite 2100
                                                     San Francisco, CA  94104

                                            Facsimile No.:   (415) 397-0791

                                            Attention:  Eric Knight

                                            with a copy to:

                                             The Bank of Nova Scotia
                                             600 Peachtree Street N.E.
                                             Suite 2700
                                             Atlanta, GA  30308
                                             Attention:  Norman Campbell
                                                         Administrative Agent -
                                                         Loan Administration


                                             Facsimile No.:   (404) 888-8998


                                            Domestic Office:

                                                      580 California Street
                                                      Suite 2100
                                                      San Francisco, CA  94104

                                            Facsimile No.:  (415) 397-0791

                                            Attention:  Eric Knight


                                            LIBOR Office:
                                                     580 California Street
                                                     Suite 2100
                                                     San Francisco, CA  94104

                                            Facsimile No.:  (415) 397-0791

                                            Attention:  Eric Knight

                                TABLE OF CONTENTS

SECTION                                                                     PAGE
||

ARTICLE I
                         DEFINITIONS AND ACCOUNTING TERMS......................3
         1.1.            Defined Terms.........................................3
         1.2.            Use of Defined Terms.................................20
         1.3.            Cross-References.....................................21
         1.4.            Accounting and Financial Determinations..............21

ARTICLE II
                         COMMITMENTS, BORROWING PROCEDURES AND NOTES..........21
         2.1.            Commitments..........................................21
         2.2.            Borrowing Procedure..................................21
         2.3.            Continuation and Conversion Elections................22
         2.4.            Funding..............................................22
         2.5.            Notes................................................23

ARTICLE III
                         REPAYMENTS, PREPAYMENTS, INTEREST AND FEES...........23
         3.1.            Repayments and Prepayments...........................23
         3.2.            Interest Provisions..................................24
         3.2.1.          Rates................................................24
         3.2.2.          Post-Maturity Rates..................................25
         3.2.3.          Payment Dates........................................26

ARTICLE IV
                         CERTAIN LIBO RATE AND OTHER PROVISIONS...............26
         4.1.            LIBO Rate Lending Unlawful...........................26
         4.2.            Deposits Unavailable.................................27
         4.3.            Increased LIBO Rate Loan Costs, etc..................27
         4.4.            Funding Losses.......................................27
         4.5.            Increased Capital Costs..............................28
         4.6.            Taxes................................................28
         4.7.            Payments, Computations, etc..........................30
         4.8.            Sharing of Payments..................................30
         4.9.            Actions of Affected Lenders..........................31
         4.10.           Use of Proceeds......................................31

ARTICLE V
                         CONDITIONS TO BORROWING..............................31
         5.1.            Initial Borrowing....................................32
         5.1.1.          Stock Purchase Consummated...........................32
         5.1.2.          Debt Acquisitions Consummated........................32
         5.1.3.          Consents.............................................32
         5.1.4.          Government Approvals.................................32
         5.1.5.          Project Swap Agreements..............................33
         5.1.6.          Calpine Equity Contribution..........................33
         5.1.7.          Calpine Subordinated Indebtedness....................33

SECTION                                                                     PAGE


         5.1.8.          Resolutions, etc.....................................33
         5.1.9.          Delivery of Notes....................................33
         5.1.10.         Pledge Agreement.....................................33
         5.1.11.         Deposit and Disbursement Agreement...................33
         5.1.12.         Security Agreements..................................34
         5.1.13.         Subordination Agreement..............................34
         5.1.14.         Opinions of Counsel..................................34
         5.1.15.         Purchase Documents...................................34
         5.1.16.         Project Documents....................................35
         5.1.17.         Projections..........................................35
         5.1.18.         Insurance Certificates...............................35
         5.1.19.         Independent Engineer's Report........................35
         5.1.20.         Financial Statements.................................35
         5.1.21.         Loan Purchase Agreement..............................35
         5.1.22.         Indemnification Agreement............................35
         5.1.23.         Due Diligence........................................35
         5.1.24.         Closing Fees, Expenses, etc..........................35
         5.2.            All Borrowings.......................................36
         5.2.1.          Compliance with Warranties, No Default, etc..........36
         5.2.2.          Borrowing Request....................................37
         5.2.3.          Satisfactory Legal Form..............................37

ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES.......................37
         6.1.            Organization, etc....................................37
         6.2.            Due Authorization, Non-Contravention, etc............37
         6.3.            Government Approval, Regulation, etc.................38
         6.4.            Validity, etc........................................38
         6.5.            Financial Information................................39
         6.6.            No Material Adverse Change...........................39
         6.7.            Litigation, Labor Controversies, etc.................39
         6.8.            Subsidiaries.........................................39
         6.9.            Ownership of Properties..............................39
         6.10.           Taxes................................................40
         6.11.           Pension and Welfare Plans............................40
         6.12.           Environmental Warranties.............................40
         6.13.           Regulations G, U and X...............................41
         6.14.           Accuracy of Information..............................41
         6.15.           Financial Projections................................42
         6.16.           Collateral Security Documents........................42
         6.17.           Principal Place of Business, etc.....................42
         6.18.           Representations and Warranties Incorporated from
                         Purchase Agreement...................................43

ARTICLE VII
         COVENANTS............................................................43

SECTION                                                                     PAGE


         7.1.            Affirmative Covenants................................43
         7.1.1.          Financial Information, Reports, Notices, etc.........43
         7.1.2.          Compliance with Laws, etc............................45
         7.1.3.          Maintenance of Properties............................45
         7.1.4.          Insurance............................................45
         7.1.5.          Books and Records....................................46
         7.1.6.          Environmental Covenant...............................46
         7.1.7.          Resist Regulatory Change.............................46
         7.1.8.          Take-Out Financing; Assignments......................47
         7.2.            Negative Covenants...................................47
         7.2.1.          Business Activities..................................47
         7.2.2.          Indebtedness.........................................47
         7.2.3.          Liens................................................48
         7.2.4.          Financial Condition..................................49
         7.2.5.          Investments..........................................50
         7.2.6.          Restricted Payments, etc.............................50
         7.2.7.          Rental Obligations...................................51
         7.2.8.          Take or Pay Contracts................................51
         7.2.9.          Consolidation, Merger, etc...........................51
         7.2.10.         Asset Dispositions, etc..............................52
         7.2.11.         Modification of Certain Agreements...................52
         7.2.12.         Transactions with Affiliates.........................53
         7.2.13.         Negative Pledges, Restrictive Agreements, etc........54
         7.2.14.         Change of Name or Office or Fiscal Year..............54
         7.2.15.         Pension and Welfare..................................55

ARTICLE VIII
                         EVENTS OF DEFAULT....................................55
         8.1.            Listing of Events of Default.........................55
         8.1.1.          Non-Payment of Obligations...........................55
         8.1.2.          Breach of Warranty...................................55
         8.1.3.          Non-Performance of Certain Covenants and
                         Obligations..........................................55
         8.1.4.          Non-Performance of Other Covenants and
                         Obligations..........................................55
         8.1.5.          Default on Other Indebtedness........................56
         8.1.6.          Judgments............................................56
         8.1.7.          Control of the Borrower..............................56
         8.1.8.          Bankruptcy, Insolvency, etc..........................56
         8.1.9.          Impairment of Security, etc..........................57
         8.1.10.         Public Utility Regulation............................57
         8.2.            Action if Bankruptcy.................................58
         8.3.            Action if Other Event of Default.....................58
                         Restrictions on Off-Sets.............................58

SECTION                                                                     PAGE


ARTICLE IX
                         THE AGENT............................................58
         9.1.            Actions..............................................58
         9.2.            Funding Reliance, etc................................59
         9.3.            Exculpation..........................................59
         9.4.            Successor............................................60
         9.5.            Loans by Scotiabank..................................61
         9.6.            Credit Decisions.....................................61
         9.7.            Copies, etc..........................................61

ARTICLE X
                         MISCELLANEOUS PROVISIONS.............................61
         10.1.           Waivers, Amendments, etc.............................61
         10.2.           Notices..............................................62
         10.3.           Payment of Costs and Expenses........................62
         10.4.           Indemnification......................................63
         10.5.           Survival.............................................64
         10.6.           Severability.........................................65
         10.7.           Headings.............................................65
         10.8.           Execution in Counterparts, Effectiveness, etc........65
         10.9.           Governing Law; Entire Agreement......................65
         10.10.          Successors and Assigns...............................65
         10.11.          Sale and Transfer of Loans and Note; Participations
                         in Loans and Note....................................65
         10.11.1.        Assignments..........................................66
         10.11.2.        Participations.......................................67
         10.12.          Other Transactions...................................68
         10.13.          Forum Selection and Consent to Jurisdiction and
                         Agent for Service of Process.........................68
         10.14.          Waiver of Jury Trial.................................69
         10.15.          Confidentiality......................................69
         10.16.          Limitations on Recourse..............................70
||
SCHEDULE 1 - Disclosure Schedule
SCHEDULE 2 - Filings for Collateral Documents
SCHEDULE 3 - Clear Lake Project Documents
SCHEDULE 4 - Cogenron Project Documents
SCHEDULE 5 - Clear Lake Project Loan Documents
SCHEDULE 6 - Cogenron Project Loan Documents
SCHEDULE 7 - Financial Projections
SCHEDULE 8 - Equity Support Agreements

EXHIBIT A                - Form of Note
EXHIBIT B                - Form of Borrowing Request
EXHIBIT C                - Form of Continuation/Conversion Notice
EXHIBIT D                - Form of Deposit and Disbursement Agreement

SECTION                                                                     PAGE

EXHIBIT E                - Form of Security Agreement
EXHIBIT F                - Form of Assignment and Security Agreement
EXHIBIT G                - Form of Pledge Agreement
EXHIBIT H                - Form of Subordination Agreement
EXHIBIT I                - Form of Lender Assignment Agreement
EXHIBIT J                - Form of Opinion of Counsel to the Borrower
EXHIBIT K                - Form of Loan Purchase Agreement
EXHIBIT L                - Form of Indemnity Agreement72